      As filed with the Securities and Exchange Commission on April 5, 2001

                                                      Registration No. 33-59431
===============================================================================


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                                   ECOLAB INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                 41-0231510
     (State or Other Jurisdiction of                   (I.R.S. Employer
     Incorporation or Organization)                  Identification No.)

              ECOLAB CENTER
        370 NORTH WABASHA STREET
           ST. PAUL, MINNESOTA                              55102
(Address of Principal Executive Offices)                 (Zip Code)
                             -----------------------

            ECOLAB INC. 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)
                             -----------------------

                            KENNETH A. IVERSON, ESQ.
                          VICE PRESIDENT AND SECRETARY
                                  ECOLAB CENTER
                            370 NORTH WABASHA STREET
                            ST. PAUL, MINNESOTA 55102
                                 (651) 293-2125
                      (Name, address and telephone number,
                   including area code, of agent for service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE
=========================== ================== ========================== ========================= ==================
   TITLE OF SECURITIES        AMOUNT TO BE         PROPOSED MAXIMUM           PROPOSED MAXIMUM          AMOUNT OF
     TO BE REGISTERED          REGISTERED       OFFERING PRICE PER UNIT   AGGREGATE OFFERING PRICE  REGISTRATION FEE
--------------------------- ------------------ -------------------------- ------------------------- ------------------
Common  stock,  par  value
$1.00 per share                  N/A (1)                N/A (1)                   N/A (1)                N/A (1)
=========================== ================== ========================== ========================= ==================

(1) This amendment is filed to deregister securities originally registered for issuance pursuant to the Ecolab Inc. 1995 Non-Employee Director Stock Option Plan as filed with the Securities and Exchange Commission on May 18, 1995.

===============================================================================

                         POST-EFFECTIVE AMENDMENT NO. 1

         The purpose of this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (SEC File No. 33-59431) is to deregister shares of Ecolab Inc. ("Ecolab") common stock (and the preferred stock purchase rights attached to these shares) registered for issuance pursuant to the Ecolab Inc. 1995 Non-Employee Director Stock Option Plan. The Registration Statement on Form S-8 filed in connection with the Ecolab Inc. 1995 Non-Employee Director Stock Option Plan registered 200,000 shares (400,000 shares after adjusting for Ecolab's January 15, 1998 2-for-1 stock split) of Ecolab common stock (and the attached preferred stock purchase rights). As of April 5, 2001, 118,400 shares of Ecolab's common stock (and the attached preferred stock purchase rights) registered under the Registration Statement on Form S-8 had not been issued under the Ecolab Inc. 1995 Non-Employee Director Stock Option Plan and are not subject to currently outstanding options. These shares are hereby deregistered.

         On February 23, 2001, the Board of Directors of Ecolab approved the Ecolab Inc. 2001 Non-Employee Director Stock Option and Deferred Compensation Plan, which replaces the Ecolab Inc. 1995 Non-Employee Director Stock Option Plan with respect to future stock option grants. All outstanding options under the Ecolab Inc. 1995 Non-Employee Director Stock Option Plan will remain exercisable until the expiration of their respective terms or earlier as provided in the plan. In accordance with Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission pertaining to "Form S-8" set forth in the Division of Corporation Finance's Telephone Interpretation Manual of Publicly-Available Telephone Interpretations (July
1997), as supplemented from time to time thereafter, Ecolab is concurrently filing a Registration Statement on Form S-8 to carry forward the 118,400 shares of Ecolab common stock (and attached preferred stock purchase rights) deregistered pursuant to this Post-Effective Amendment for issuance pursuant to the 2001 Non-Employee Director Stock Option and Deferred Compensation Plan.



ITEM 8.  EXHIBITS.

         The following is a complete list of the exhibits filed or incorporated by reference as part of this Post-Effective Amendment:

Exhibit No.         Description
----------          -----------
24.1                Powers of Attorney (filed herewith electronically).

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on April 5, 2001.

                                       ECOLAB INC.



                           By: /s/ Allan L. Schuman
                              --------------------------------------------------
                              Allan L. Schuman
                              CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

              Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on April 5, 2001 by the following persons in the capacities indicated.

Signature                                                     Title
-----------                                                  --------
/s/ Allan L. Schuman                                         Chairman  of  the  Board  and  Chief  Executive  Officer
-----------------------------------------------------        (principal executive officer) and Director
Allan L. Schuman

/s/ L. White Matthews, III                                   Executive  Vice  President and Chief  Financial  Officer
--------------------------------------------                 (principal financial officer) and Director
L. White Matthews, III

/s/ Steven L. Fritze                                         Vice  President  and  Controller  (principal  accounting
-----------------------------------------------------        officer)
Steven L. Fritze

/s/  Kenneth A. Iverson                                      Directors
-----------------------------------------------------
Kenneth A. Iverson, as attorney-in-fact for Les S. Biller,
Ruth S. Block, Jerry A. Grundhofer, James J. Howard,
William L. Jews, Joel W. Johnson, Jerry W. Levin, Robert
L. Lumpkins and Hugo Uyterhoeven

DIRECTORS NOT SIGNING:
---------------------
Stefan Hamelmann
Ulrich Lehner

                                   ECOLAB INC.
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

Exhibit No.        Item                                                          Method of Filing
-----------        ----------------------------------------------------------    ------------------------
24.1               Powers of Attorney.........................................   Filed herewith electronically.